Heads of Agreement

EAB Systems (Australia) Limited

Wealthcraft Systems Inc

Kelly Jay Michael Tallas

Version: 2

Heads of Agreement

Dated 15th Feb 2008

Parties

EABA	**EAB Systems (Australia) Limited a company incorporated in the British Virgin Islands**
WCL	**Wealthcraft Systems Inc a company incorporated in Nevada USA**
Kelly	**Kelly Jay Michael Tallas**

Background

A EAB Systems (Hong Kong) Limited (EAB) has developed and owns a number of computer software products for use in the wealth management (including independent financial planning), insurance and financial services industries.

B EABA is a joint venture company established by EAB and Raw Capital Partners Limited (RCA) and is licensed to distribute all EAB products exclusively in Australia and New Zealand, and exclusively worldwide to clients introduced by EABA (EAB Licence).

C WCL delivers integrated solutions to help financial institutions, advisers, insurers, bankers, investors and brokers manage and profit from information. Wealthcraft Systems Inc. is listed on the OTCBB in the United States.

D RCA is listed on the Australian Stock Exchange and has expertise in information technology, the financial services market, in providing strategic, corporate, accounting and administrative support for organisations and in raising capital.

E The parties are entering into this Heads of Agreement to outline their strategy to establish an organisation in which they are all involved, to develop Asia's leading provider of technology and information services to the financial services industry.

Agreed terms

1 EABA Master Licence to Wealthcraft

1.1 EABA agrees to grant WCL an exclusive Master Licence, on the terms contained in the Annexure, of all of the rights obtained by it under the EAB Licence, namely to distribute the EAB products exclusively in Australia and New Zealand, and exclusively worldwide to clients introduced by EABA (and, by implication, WCL) (**EABA Master Licence**). There will be no performance criteria or expiry clause in the EABA Master Licence.

1.2 The range of products to be licensed to WCL is to be all of EAB's products, and will include EAB's 121 system.

1.3 As consideration for the grant of this Master Licence, WCL agrees to issue to EABA sufficient fully paid shares in WCL such that, after the issue of those shares and the shares in the capital raising referred to below, EABA has 60% of the issued shares in WCL

2 Business development

2.1 The parties agree that the objective of their collaboration is as outlined in paragraph E of the Background. Their intention is to develop WCL, a company in which all parties will have a direct or indirect shareholding, as a sales channel for EAB products.

2.2 The roles of the respective parties in the development of this venture are to be as follows:

(a) Kelly Tallas, the president and chief executive officer of WCL, is to be responsible for the implementation of the strategic direction and marketing of the business;

(b) EABA is to be responsible for the following on a commercial basis to be agreed

(i) product development and delivery, and maintenance and support;

(ii) advice in relation to the strategic direction and focus of the business;

(iii) operational support (including appointment of Chief Operating Officer), governance, administration, financial control and other back office support for the business; and

(iv) corporate governance and corporate advisory services including assistance in capital raising.

3 Capital raising

3.1 WCL will undertake a capital raising to develop the business in accordance with the strategic business plan to be developed by the parties

3.2 The parties acknowledge that the capital raising in WCL will be for an amount between US$5 million and US$20 million, or otherwise as agreed.

3.3 The issue price for shares under the capital raising (the **Strike Price**) is to be agreed by the parties; however the parties may not unreasonably withhold their agreement if the Strike Price reflects the current market value of shares in WCL as determined by an independent broker.

3.4 The parties acknowledge that the persons listed in the Schedule (**Founders**) contributed the amount shown against their names in the Schedule, in cash, as subscription for shares in WCL. It is a fundamental condition of this agreement that, as part of the capital raising process, the Founders are given the opportunity to sell the following number of WCL shares:

N = A/SP

Where:

N	=	the number of WCL shares which the Founders may sell in the capital raising process;
A	=	USD 900,000; and
SP	=	the Strike Price.

3.5 The parties agree that the loans from Curtis Hulleman and Kelly Tallas to WCL of USD300,000 each, will be repaid from the proceeds of the capital raising.

3.6 The parties agree that the costs of the capital raising will be paid from the funds raised.

4 Employment agreements

The EABA Master Licence and the capital raising are conditional on WCL signing employment agreements with Kelly and with other key employees listed in the Schedule, on terms satisfactory to the parties and the employees.

5 Binding agreement

5.1 The parties acknowledge that this is a legally binding heads of agreement, and that each party will procure all necessary Board and other approvals

5.2 Each party must do all things necessary to give effect to this agreement and the transactions contemplated by it.

5.3 The parties agree to negotiate in good faith final agreements on the basis outlined above, with a view to commencing their co-operative business arrangements as soon as reasonably practicable.

5.4 If the parties are unable to agree on the detailed terms of the final agreements, then the parties agree to appoint an independent person to be agreed to determine the detailed terms of their agreement, based on normal commercial practices and terms applicable to similar agreements.

6 Confidentiality

The parties must maintain absolute confidentiality concerning the existence and terms of this document, and no public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this document may be made or authorised by or on behalf of a party without the prior written approval of the other parties, except that a party may make such disclosures in relation to this document as it may in its absolute discretion think necessary:

(a) to its professional advisers, bankers, financial advisers, financiers and upon those persons undertaking to keep confidential any information so disclosed; or

(b) to comply with any applicable law or the requirements of any Government Agency or regulatory body (including any relevant stock exchange).

Schedule

Founders & Shareholder name	Amount contributed to WCL US$
TALLAS, Donald Francis	105,000
HULLEMAN, Vaughn William	95,000
HULLEMAN, Walda Anna Maria	15,000
TALLAS, Richard Allan	10,000
BUTCHER, Shayne Edward	20,000
AU YEUNG, Betty Kit Wing	5,000
CHUNG, Ka Ming	5,000
CHENG, Stephen Yat Hang	15,000
LEUNG, Hup Bor	10,000
SEREDIAK, Bradley Leonard	10,000
SEREDIAK, Leonard John	20,000
QIAN, Hui	15,000
GELLERT, Greg Norman	25,000

Key Employees

Kelly J. Tallas (CEO)

David Chung (Product Manager, Senior Financial Analyst)

Danny Leung (Senior Product Manager)

Betty Auyeung (Senior Account Manager)

Cliff Harkins (EVP of Sales & Marketing)

Jenny Li (CFO, Shenzhen)

Stone Yang (VP of Product Development, Shenzhen)

Peter Yin (Senior Architect, Shenzhen)

Execution

EXECUTED as an agreement

Signed by Kelly Jay Michael Tallas
in the presence of:

Signature of witness

Au Yeung Kit Wing Betty

Name of witness (print)

Signature of Kelly Jay Michael Tallas

Signed by
EAB Australia Limited by its duly authorised officer
in the presence of:

Signature of witness

Chris Fung

Name of witness (print)

Signature of Authorised Officer

Douglas C. Wong

Full Name of Authorised Officer

Director.

Office Held

Signed by
Wealthcraft Systems Inc by its duly authorised
officer in the presence of:

Signature of witness

Au Yeung Kit Wing Betty

Name of witness (print)

Signature of Authorised Officer

Kelly J. Tallas

Full Name of Authorised Officer

CEO

Office Held